UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS EQUITY TRUST

LEGG MASON ETF INVESTMENT TRUST

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                     1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

                      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                      4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

Proposed E-mail to 401(k) Plan Recordkeepers

Dear _____,

As you are likely aware, Legg Mason has entered into a definitive agreement to be acquired by Franklin Templeton. This will cause the management and subadvisory agreements governing Legg Mason’s funds to terminate.

Shareholders of these funds, including the Retirement Plans to which you provide recordkeeping services, are being asked to approve new and essentially identical agreements by proxy – soon, in advance of a Special Meeting scheduled for July 14. Each fund board recommends voting for the proposals.

It appears that one or more of the Retirement Plans you work with that own Legg Mason fund shares have not yet voted their proxies. These transactions require a high level of participation, so every vote is important. We kindly ask for your assistance in contacting these Plans and encouraging them to vote as soon as possible.

Fund families that are subject to this vote include ClearBridge, Western Asset, Brandywine Global, Legg Mason and QS Investors.

If you, or a Plan, have questions about the proxy or need additional information or materials, please call Computershare, the Funds’ proxy solicitor, as soon as possible at 1-866-963-5819. Proxy votes can be cast over the phone, by mail or online, as shareholders wish.

Thank you,

Proposed E-mail from 401(k) Plan Recordkeepers to Plans

Dear _____,

As you are likely aware, Legg Mason has entered into a definitive agreement to be acquired by Franklin Templeton. This will cause the management and subadvisory agreements governing Legg Mason’s funds to terminate.

Shareholders of these funds, including your Plan, are being asked to approve new and essentially identical agreements by proxy – soon, in advance of a Special Meeting scheduled for July 14. Each fund board recommends voting for the proposals.

It appears that you may not have voted your Legg Mason Fund proxies. These transactions require a high level of participation, so every vote is important. We kindly ask for you to vote as soon as possible. Please.

Fund families that are subject to this vote include ClearBridge, Western Asset, Brandywine Global, Legg Mason and QS Investors.

If you have questions about the proxy or need additional information or materials, please call Computershare, the Funds’ proxy solicitor, as soon as possible at 1-866-963-5819. Proxy votes can be cast over the phone, by mail or online, as shareholders wish.

Thank you,